NEWS RELEASE

WHITMAN

                                                             Whitman Corporation
                                                             3501 Algonquin Road
                                                      Rolling Meadows, IL  60008
                                                                  (847) 818-5000


                                                           FOR IMMEDIATE RELEASE


         CHICAGO (January 25, 1999) - Whitman Corporation announced that at a special meeting today, its Board of Directors has approved a new business relationship with PepsiCo, which will increase the sales of the company by nearly 40 percent annually on a pro-forma basis and give PepsiCo an initial equity ownership of approximately 35 percent in Whitman. The agreement is subject to approval of Whitman shareholders.

         The agreement also provides for Whitman to repurchase up to 16 million shares, or up to $400 million worth of its outstanding common stock, whichever is less. The repurchase plan is contingent upon shareholder approval of the new business relationship with PepsiCo.

                     New Business Relationship with PepsiCo
                     --------------------------------------

         Under the plan approved by the Board, Whitman and PepsiCo will swap several domestic and international territories. Domestically, Whitman will acquire territories in the central part of the United States, including St. Louis, Indianapolis, and Cleveland. In total, the heartland territories accounted for approximately $540 million in revenue in 1998.

         Whitman will transfer its Marion, VA, and Princeton, W.V. franchises to PepsiCo. Sales in those territories in 1998 totaled $54 million.

         Internationally, Whitman will acquire the PepsiCo operations in the balance of Poland, and all of Hungary, Czech Republic, and Slovakia. Sales of those territories in 1998 totaled approximately $180 million.

         Whitman will transfer its operations in the St. Petersburg area of Russia to PepsiCo. Russian sales in 1998 were about $23 million.

         Whitman will retain the rights to distribute Pepsi-Cola products in Latvia, Lithuania, Estonia, and Kaliningrad, and surrender its rights to Belarus.


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
                                       2

         PepsiCo will transfer to Whitman its 20 percent minority interest in Pepsi-Cola General Bottlers.

         As part of the transaction, Whitman will incur cash and debt obligations totaling about $300 million.

         Subject to approval of shareholders, 54 million new shares of Whitman stock will be issued and transferred to PepsiCo. Two representatives of PepsiCo will join the Whitman Board.

         With this agreement, Whitman will acquire approximately 282 million net 8-ounce equivalent cases and account for approximately 17 percent of Pepsi-Cola's domestic soft drink sales.

         Whitman and PepsiCo will also enter into a new Master Franchise Agreement, which will designate Whitman as an anchor bottler in the Pepsi-Cola system.

                            Share Repurchase Program
                            ------------------------

         The agreement also contemplates, subject to certain conditions, the repurchase of up to 16 million shares, or $400 million of Whitman common stock, whichever is less, in the 12 month period following the close of the transaction. PepsiCo has agreed not to sell its shares into this repurchase program, which could result in PepsiCo's ownership position increasing to as much as 40 percent. The priority use of cash will continue to be the acquisition of additional domestic Pepsi-Cola franchises.

                                Dividend Policy
                                ---------------

         It is expected that after the transaction, Whitman will continue to pay dividends on its common stock, but at a substantially lower rate than current practice. It is expected that the funds made available from the new dividend rate will be used for the share repurchase program, acquisitions, and capital investments.

         The company anticipates that the current regular quarterly dividend of five cents a share will be declared at the Board's regularly scheduled meeting in February and paid out in April.

                          Perspective on the Agreement
                          ----------------------------

         Bruce S. Chelberg, Chairman and CEO, said, "Because Whitman will have a larger critical mass and be more closely aligned with PepsiCo, we expect to realize significant cost savings, compete more effectively in the marketplace, and improve service to our customers.


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
                                       3

         "With our strong operating cash flow, Whitman will be in a good position to acquire additional Pepsi-Cola franchises in the heartland of the United States."

         Chelberg continued, "Our immediate priorities are to integrate efficiently the new territories we will acquire, bring international operations to profitability in a reasonable time frame, and acquire additional domestic territories."

                                   Next Steps
                                   ----------

         The transaction is subject to clearance by the Federal antitrust agencies.

         A special meeting of shareholders will be called within the next 10 to 12 weeks for the purpose of securing approval of the agreement with PepsiCo. A proxy statement will be mailed to shareholders after review by the SEC.

         Selected pro-forma 1998 financial information based upon preliminary and unaudited results of operations are attached.

                           Forward-Looking Statements
                           --------------------------

         This press release contained forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Words such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other comparable terminology which are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases beyond the control of the companies and may cause the actual results, performance or achievements of the companies to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

         Factors that might cause such a difference include, but are not limited to, the following: the new Whitman may not be able to operate as efficiently under its new relationship with PepsiCo as management currently anticipates; the new Whitman may not be able to successfully integrate the new operations; market and technology changes may affect the new Whitman's ability to compete effectively; increased costs associated with the integration process and other factors may affect the new Whitman's ability to control expenses and realize cost savings; shifts in consumer preferences may affect the new Whitman's ability to stimulate sales; the new Whitman nay not be able to successfully acquire other bottlers; preliminary accounting assumptions could change, based on the finalization of such assumptions, and additional factors discussed in the Whitman's periodic reports filed with the Securities and Exchange Commission.

                                     # # #

                          NEW WHITMAN PRO FORMA RESULTS

The following selected pro forma financial information for the 1998 fiscal year is based upon preliminary, unaudited results of operations of Whitman and the contributed and acquired operations of PepsiCo Bottling Operations ("PBO"). The pro forma combined amounts include adjustments necessary to reflect the transactions approved in the contribution and merger agreement (including the disposition of certain operations included in Whitman's historical results), as if such transactions occurred and were completed at the beginning of 1998, including the issuance of 54 million common shares of New Whitman to PepsiCo, the repurchase of 16 million shares, and estimated interest costs on a $300 million note to PepsiCo and $400 million of debt to be incurred in connection with the share repurchase program. These pro forma results do not reflect any cost savings or synergies that management believes may occur from combining the operations of PBO with Whitman's remaining operations. Whitman's results include the 1998 results for Princeton, Marion and the St. Petersburg area of Russia, which will be transferred to PepsiCo pursuant to the contribution and merger agreement. The results for these operations have been removed from the pro forma combined results. These pro forma results are not necessarily indicative of the future results of the combined entities.

                                                                    Year Ended December 1998
                                                 -----------------------------------------------------------
                                                           (preliminary and unaudited, in millions)

                                                         Whitman                 PBO
                                                         -------                 ---                 Pro
                                                                                                    Forma
                                                  Domestic    Foreign    Domestic    Foreign       Combined
                                                  --------    -------    --------    -------       --------

Sales                                             $  1,552    $    83    $    542    $   180   ||  $  2,280
                                                                                               ||
Operating Income (Loss) before                                                                 ||
  Overhead Allocation                             $    221    $   (17)   $     49    $   (31)  ||  $    208
                                                                                               ||
                Margin % (1)                         14.2%      -20.6%       9.1%      -17.4%  ||      9.1%
                                                                                               ||
Overhead Allocation from PepsiCo (2)                                         (14)         (6)  ||      (20)
                                                                                               ||
Operating Income (Loss)                           $    221    $   (17)   $     35    $   (37)  ||  $    188
                                                                                               ||
Income (Loss) from Continuing Operations(3)(4)    $     81    $   (18)   $    (9)    $   (40)  ||  $     37
                                                                                               ||
                                                                                               ||
EBITDA(5)                                         $    279    $   (13)   $     72    $    (9)  ||  $    338
                                                                                               ||
Average Basic Shares                                 101.1                                     ||     139.1



(1) No assurance can be given that PBO's operations can be integrated into the combined operations with the same operating margins associated with Whitman's historical operations.

(2) No adjustments have been made to the allocated division and PepsiCo corporate costs for potential reductions from facility consolidations and other cost saving initiatives. The amount of such savings, if any, cannot be estimated at this time.

(3) Whitman's income (loss) from continuing operations is presented after giving effect to PepsiCo's 20 percent interest in Whitman's principal operating subsidiary, Pepsi-Cola General Bottlers, Inc. ("GB"). In the merger, PepsiCo will transfer its 20 percent interest in GB to the New Whitman.

(4) The pro-forma combined income (loss) from continuing operations is after deductions of estimated goodwill amortization of $27 million and incremental interest expense of $42 million. Goodwill is amortized over a 40 year period.

(5) EBITDA is defined as income (loss) before income taxes plus the sum of interest, depreciation and amortization. Information concerning EBITDA has been included because it expected to be used by certain investors as a measure of the operating performance and of the ability to service potential debt. EBITDA is not required under Generally Accepted Accounting Principles ("GAAP") and should not be considered as an alternative to income (loss) from continuing operations or any other performance measure required by GAAP. EBITDA should also not be used as a measure of cash flow or liquidity under GAAP.